Exhibit 99.4
KADANT INC.

Unaudited Pro Forma Condensed Combined Financial Information

On July 5, 2017, Kadant Inc. ("Kadant" or the "Company") acquired the forest products business of NII FPG Company (NII) for $173,000,000, net of cash acquired, subject to a post-closing adjustment.

The unaudited pro forma condensed combined balance sheet as of April 1, 2017, and the unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2016 and for the three months ended April 1, 2017, are presented herein. The unaudited pro forma condensed combined balance sheet information as of April 1, 2017 gives effect to the acquisition by Kadant of NII as if it had been completed on April 1, 2017. The unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2016 and for the three months ended April 1, 2017 combines the historical results of Kadant and NII and gives effect to the acquisition as if it had occurred as of the beginning of fiscal 2016.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the acquisition occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of Kadant and the combined financial statements of NII and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the separate historical audited consolidated financial statements and accompanying notes of Kadant as of and for the fiscal year ended December 31, 2016, included in the Company's annual report on Form 10-K;

•
the separate historical unaudited condensed consolidated financial statements and accompanying notes of Kadant as of and for the three months ended April 1, 2017, included in the Company's quarterly report on Form 10-Q;

•	the separate historical audited combined financial statements and accompanying notes of NII as of and for the fiscal year ended September 30, 2016, included in this Current Report as Exhibit 99.2; and

•
the separate historical unaudited interim condensed combined financial statements and accompanying notes of NII as of and for the six months ended March 31, 2017, included in this Current Report as Exhibit 99.3.

The following unaudited pro forma condensed combined financial statements illustrate Kadant's acquisition of NII using the purchase method of accounting. In the unaudited pro forma condensed combined balance sheet, the purchase price to acquire NII has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired are recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on preliminary valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by Kadant with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements, are subject to revision, and will be adjusted based on a final determination of the fair values.

The unaudited pro forma condensed combined statements of income also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statements of income do not include the impacts of any revenue and cost or other operating synergies that may result from the acquisition, other than the actual cost savings related to NII employees who are not part of the acquisition (see Note 2(n) herein). The unaudited pro forma condensed combined statements of income do not reflect certain amounts resulting from the acquisition because we consider them to be of a non-recurring nature.

KADANT INC.

The following table represents the preliminary estimated allocation of the purchase price for the Company's acquisition of NII over the estimated fair value of the assets acquired and liabilities assumed. Kadant is still in the process of assembling the information necessary to finalize the allocation of the total purchase price and will obtain a final supporting third party valuation for certain tangible and intangible assets. The allocation of the purchase price will likely change upon completion of this assessment process.

The allocation of the purchase price of NII as of April 1, 2017 is as follows:

(In thousands)	Estimated Fair Value

Cash and Cash Equivalents	$2,008
Accounts Receivable	6,819
Inventory	25,014
Other Current Assets	1,553
Property, Plant, and Equipment	12,809
Other Assets	25
Intangible Assets	74,690
Goodwill	81,447
Total Assets Acquired	$204,365

Accounts Payable	$3,090
Customer Deposits	4,637
Other Current Liabilities	4,048
Long-Term Deferred Income Taxes	17,531
Other Liabilities	51
Total Liabilities Assumed	$29,357
Net Assets	$175,008

Purchase Price:
Cash Paid to Seller	$4,990
Cash Paid to Seller Borrowed Under the Revolving Credit Facility	170,018
Total Purchase Price	$175,008
The estimated values of current assets, excluding inventory, and current liabilities were based upon their historical costs on the date of acquisition due to their short-term nature. Inventory and property, plant and equipment were recorded at estimated fair value based primarily on cost and market approaches.

The following are the identifiable intangible assets acquired and the respective periods over which the assets will be amortized based on the underlying economic benefits to be realized:

(In thousands)	Amount	Weighted- Average Life
Customer Relationships	$47,180	12
Existing Technology	16,800	15
Tradenames	8,500	Indefinite
Other Intangibles	2,210	5
	$74,690
The amount assigned to identifiable intangible assets acquired was based on their respective fair values determined as of the acquisition date with assistance from an outside valuation consultant, using income and cost approaches. The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and amounted to approximately $81,447,000.

KADANT INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Unaudited)

	April 1, 2017
(In thousands)	Kadant Historical	NII Historical	Pro Forma Adjustments		Pro Forma Combined

Assets
Current Assets:
Cash and cash equivalents	$71,540	$13,379	$(21,270)	a	$63,649
Restricted cash	1,543	—	—		1,543
Accounts receivable, net	71,926	6,819	—		78,745
Related party receivable	—	16,791	(16,791)	b	—
Inventories	59,841	21,574	3,440	c	84,855
Other current assets	17,299	1,322	231	d	18,852
Total Current Assets	222,149	59,885	(34,390)		247,644

Property, Plant, and Equipment, Net	48,630	8,657	4,152	e	61,439

Other Assets	12,421	274	243	b, f, j	12,938

Intangible Assets, Net	51,816	106	74,584	g, h	126,506

Goodwill	153,811	23,351	58,096	g, h	235,258

Total Assets	$488,827	$92,273	$102,685		$683,785

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term obligations	$655	$6,716	$(6,716)	i	$655
Accounts payable	25,218	3,090	—		28,308
Related party payable	—	859	(859)	b	—
Accrued payroll and employee benefits	17,231	2,089	—		19,320
Customer deposits	25,337	4,637	—		29,974
Other current liabilities	22,175	1,959	—		24,134
Total Current Liabilities	90,616	19,350	(7,575)		102,391

Long-Term Deferred Income Taxes	15,526	327	17,204	j	33,057

Other Long-Term Liabilities	17,500	155	(104)	k	17,551

Long-Term Obligations	69,895	35	169,983	i, l	239,913

Total Kadant Stockholders' Equity and NII Parent Company Investment	293,478	72,406	(76,823)	a.iv, m	289,061
Noncontrolling interest	1,812	—	—		1,812
Total Stockholders' Equity	295,290	72,406	(76,823)		290,873

Total Liabilities and Stockholders' Equity	$488,827	$92,273	$102,685		$683,785

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KADANT INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(Unaudited)

	Fiscal Year Ended December 31, 2016
(In thousands, except per share amounts)	Kadant Historical	NII Historical	Pro Forma Adjustments		Pro Forma Combined

Revenues	$414,126	$77,212	$—		$491,338
Costs and Operating Expenses:
Cost of revenues	225,737	41,833	323	o	267,893
Selling, general, and administrative expenses	135,753	16,889	(2,238)	n	156,374
			5,808	p
			162	o
Research and development expenses	7,380	2,249	—		9,629
Other income	(317)	—	—		(317)
	368,553	60,971	4,055		433,579
Operating Income	45,573	16,241	(4,055)		57,759
Interest Income	269	147	—		416
Interest Expense	(1,293)	(200)	200	q	(4,954)
			(3,552)	r
			(109)	s
Income from Continuing Operations Before Provision for Income Taxes	44,549	16,188	(7,516)		53,221
Provision for Income Taxes	12,083	3,177	(1,177)	t	14,083
Income from Continuing Operations	32,466	13,011	(6,339)		39,138
Net Income Attributable to Noncontrolling Interest	(392)	—	—		(392)
Income from Continuing Operations Attributable to Kadant and NII	$32,074	$13,011	$(6,339)		$38,746

Earnings per Share from Continuing Operations Attributable to Kadant and NII
Basic	$2.95				$3.56
Diluted	$2.88				$3.48
Weighted Average Shares
Basic	10,869				10,869
Diluted	11,149				11,149

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KADANT INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(Unaudited)

	Three Months Ended April 1, 2017
(In thousands, except per share amounts)	Kadant Historical	NII Historical	Pro Forma Adjustments		Pro Forma Combined

Revenues	$102,857	$22,176	$—		$125,033
Costs and Operating Expenses:
Cost of revenues	53,865	12,260	81	o	66,206
Selling, general, and administrative expenses	34,799	4,669	(560)	n	40,401
			1,452	p
			41	o
Research and development expenses	2,147	103	—		2,250
	90,811	17,032	1,014		108,857
Operating Income	12,046	5,144	(1,014)		16,176
Interest Income	104	30	—		134
Interest Expense	(348)	(47)	47	q	(1,341)
	—	—	(960)	r
			(33)	s
Net Income Before Provision for Income Taxes	11,802	5,127	(1,960)		14,969
Provision for Income Taxes	2,735	1,043	(299)	t	3,479
Net Income	9,067	4,084	(1,661)		11,490
Net Income Attributable to Noncontrolling Interest	(116)	—	—		(116)
Net Income Attributable to Kadant and NII	$8,951	$4,084	$(1,661)		$11,374

Earnings per Share Attributable to Kadant and NII
Basic	$0.82				$1.04
Diluted	$0.80				$1.02
Weighted Average Shares
Basic	10,952				10,952
Diluted	11,205				11,205

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KADANT INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet information as of April 1, 2017 gives effect to the acquisition by Kadant of NII as if it had taken place on April 1, 2017 and is based on the historical balance sheets of Kadant as of April 1, 2017 and NII as of March 31, 2017.

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained and are as follows:

(a)	Adjustments to cash were as follows:

i.	Eliminate $13,379,000 of cash at NII that was retained by the sellers.

ii.	Record cash paid to the sellers of $173,000,000, which was paid after April 1, 2017.

iii.
Record additional borrowings of $170,018,000 to fund the majority of the acquisition consideration paid. These borrowings were financed under a revolving credit facility (the "Credit Facility") effective as of March 2, 2017, in the aggregate principal amount of up to $300,000,000, as amended on May 24, 2017, among Kadant, as Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, several banks and other financial institutions or entities from time to time parties thereto, and Citizens Bank, N.A., as Administrative Agent and Multicurrency Administrative Agent.

iv.
Record cash paid of $4,417,000 for acquisition-related transaction costs. The impact of the acquisition-related costs has been excluded from the pro forma condensed combined statement of income in the fiscal year ended December 31, 2016 as it is a non-recurring item.

v.	Record cash paid for deferred debt issuance costs of $492,000 related to the financing of the acquisition which were paid subsequent to April 1, 2017.

(b)
Eliminate current and long-term related party receivables of $16,791,000 and $218,000, respectively, and current related party payable of $859,000, which were settled prior to the closing of the acquisition.

(c)
Adjust NII's inventory to fair value. The cost of revenues impact related to the write-up of inventory totaling $4,862,000 has been excluded from the pro forma condensed combined statement of income as it is a non-recurring item.

(d) Recognize a receivable from the seller for NII's liabilities that will be reimbursed by the sellers.

(e)	Adjust NII's property, plant and equipment to fair value.

(f)	Record deferred debt issuance costs of $492,000 incurred in connection with financing the acquisition that were paid subsequent to April 1, 2017.

(g)	Eliminate NII's historical goodwill and intangible assets.

(h)	Record goodwill and intangible assets associated with the acquisition.

(i)	Eliminate debt obligations of NII that were settled prior to the closing of the acquisition.

(j)
Record deferred taxes related to intangible assets and fair value adjustments to inventory and property, plant, and equipment at the applicable statutory tax rate in effect at the related NII entities. Record a reclassification adjustment of $31,000 from deferred tax assets to deferred tax liabilities.

(k)	Adjust NII's pension liability to fair value.

(l)	Record additional borrowings under the Credit Facility to fund the majority of the acquisition consideration paid.

(m)	Eliminate NII's historical equity accounts.

KADANT INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2 - Unaudited Pro Forma Condensed Combined Statements of Income

The unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2016, and three months ended April 1, 2017, give effect to the acquisition of NII by Kadant as if it had taken place as of the beginning of 2016 and are based on the historical statements of income of Kadant for the fiscal year ended December 31, 2016 and the three months ended April 1, 2017 and NII for the fiscal year ended September 30, 2016 and three months ended December 31, 2016.

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

(n)	Record the actual cost savings related to NII employees who are not part of the acquisition.

(o)
Record additional depreciation expense associated with fair value adjustments for property, plant and equipment, which is amortized using the straight-line method over estimated remaining useful lives of 9 to 12 years for buildings and 5 years for machinery and equipment.

(p)
Record amortization expense associated with the definite-lived intangible assets. The impact of the write-up of acquired backlog of $1,290,000 has been excluded from the pro forma condensed combined statement of income for the fiscal year ended December 31, 2016 as it is a non-recurring item.

(q)	Eliminate NII's historical interest expense related to debt that was settled prior to the closing of the acquisition.

(r)
Record an increase to interest expense to reflect the additional borrowings of $170,018,000 to fund the purchase of NII. Interest expense has been calculated based on interest rates available to Kadant under the Credit Facility. The weighted average interest rates associated with these borrowings are approximately 2.09% and 2.26% for the fiscal year ended December 31, 2016 and the three months ended April 1, 2017, respectively. A variance of 1/8% in interest rates on these borrowings would change interest expense by $215,000 in the fiscal year ended December 31, 2016 and $54,000 in the three months ended April 1, 2017.

(s)	Record interest expense related to amortization of debt issuance costs incurred in connection with financing the acquisition.

(t)
Record the income tax effect of the pro forma adjustments and the effect of treating NII U.S. entities as taxable within Kadant's consolidated U.S. group at an estimated effective tax rate of 26% in fiscal 2016 and 23% in the three months ended April 1, 2017.